UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2010

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
(Exact Name of Registrant as Specified in Charter)

Bermuda	001-32938	98-0481737
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)
27 Richmond Road
Pembroke HM 08, Bermuda
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (441) 278-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On September 30, 2010, Allied World Assurance Company Holdings, Ltd announced that its board of directors has unanimously approved a plan for the group holding company to redomesticate its place of incorporation from Bermuda to Switzerland (the “Redomestication”). The completion of the Redomestication is subject to approval by Allied World’s shareholders and the Supreme Court of Bermuda. Holders of Allied World’s voting and non-voting common shares will be asked to vote in favor of a Scheme of Arrangement at special court-ordered meetings that are expected to be scheduled for later this year. A preliminary proxy statement with respect to such shareholder meetings will be filed with the U.S. Securities and Exchange Commission (the “Proxy Statement”). If the Scheme of Arrangement is approved by the holders of the company’s voting and non-voting common shares, the Supreme Court of Bermuda is expected to hold a hearing to approve the Scheme of Arrangement. Assuming the Company receives the necessary shareholder and court approvals, and certain other conditions described in the Proxy Statement are satisfied, the company expects the Redomestication to be completed by the end of the calendar year 2010. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description

99.1	Press release, dated September 30, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
Dated: September 30, 2010	By:	/s/ Wesley D. Dupont
Name: Wesley D. Dupont
Title: Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release, dated September 30, 2010.